Exhibit 5.2

[Letterhead of Sullivan & Cromwell LLP]

December 1, 2023

Stryker Corporation,

        2825 Airview Boulevard,

                Kalamazoo, Michigan 49002.

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933 (the “Act”) of (i) shares of common stock, par value $0.10 per share (the “Common Stock”), of Stryker Corporation, a Michigan corporation (the “Company”); (ii) shares of preferred stock, par value $1.00 per share, of the Company (the “Preferred Stock”); (iii) debt securities, including senior debt securities and subordinated debt securities, of the Company (the “Debt Securities”); (iv) warrants of the Company to purchase Debt Securities, Common Stock, Preferred Stock or securities of third parties or other rights (the “Warrants”); (v) subscription rights to purchase Debt Securities, Common Stock, Preferred Stock or other securities (the “Subscription Rights”); (vi) purchase contracts of the Company with respect to Common Stock, Preferred Stock, Debt Securities or other securities (the “Purchase Contracts”); and (vii) purchase units of the Company comprised of the Common Stock, Preferred Stock, Debt Securities or other securities (the “Purchase Units” and, together with the Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Subscription Rights and the Purchase Contracts, the “Securities”), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that:

(1)    When the registration statement relating to the Securities (the “Registration Statement”) has become effective under the Act, the indentures (each, an “Indenture”) relating to the relevant Debt Securities have been duly authorized, executed and delivered, the terms of a particular Debt Security and of its issuance and sale have been duly established in conformity with the Indenture relating to the Debt Security so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Debt Securities have been duly authorized, executed and authenticated in accordance with the related Indenture and issued and sold as contemplated by the Registration Statement, the basic prospectus included therein and the appropriate prospectus supplement or supplements, the Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

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(2)    When the Registration Statement has become effective under the Act, the terms of the warrant agreement under which the Warrants are to be issued (the “Warrant Agreement”) have been duly established and the Warrant Agreement has been duly authorized, executed and delivered by the parties thereto, the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and the Warrants have been duly executed and authenticated in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(3)    Assuming that the Board of Directors of the Company, after fully informing itself with respect to the rights agreement under which the Subscription Rights are to be issued (the “Rights Agreement”) and the Subscription Rights and after giving due consideration to all relevant matters, determined that the execution and delivery of the Rights Agreement and the issuance of the Subscription Rights thereunder would be in the best interests of the Company and its shareholders, and assuming further that the Rights Agreement has been duly authorized, executed and delivered by the parties to the Rights Agreement, then when the Registration Statement has become effective under the Act and the Securities have been validly issued and sold as contemplated by the Registration Statement, the Subscription Rights attributable to the Securities will be validly issued.

(4)    When the Registration Statement has become effective under the Act, the terms of the governing instruments or agreements under which the Purchase Contracts are to be issued have been duly established and such governing documents have been duly executed and delivered by the parties thereto, the terms of such Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable governing documents and such Purchase Contracts have been duly executed and authenticated in accordance with the applicable governing documents and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such Purchase Contracts will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

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(5)    When the Registration Statement has become effective under the Act, the terms of the unit agreement under which the Purchase Units are to be issued (the “Unit Agreement”) have been duly established and the Unit Agreement has been duly executed and delivered by the parties thereto, the terms of the Purchase Units and of their issuance and sale have been duly established in conformity with the Unit Agreement and the Purchase Units have been duly executed and authenticated in accordance with the Unit Agreement and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Purchase Units will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

In connection with our opinion set forth in paragraph (3) above, we note that the question whether the Board of Directors of the Company might be required to redeem the Subscription Rights at some future time will depend upon the facts and circumstances existing at that time and, accordingly, is beyond the scope of such opinion.

In connection with our opinion set forth in paragraphs (1) through (5) above, we have assumed that at the time of the issuance, sale and delivery of each particular Security, the authorization of the series will not have been modified or rescinded and, with respect to each Security, that such Security will conform to the draft forms of the Securities examined by us.

In connection with our opinion set forth in paragraphs (1) through (5) above, we have assumed that at the time of the issuance, sale and delivery of each particular Security there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Security and that the issuance, sale and delivery of such Security, all of the terms of such Security and the performance by the Company of its obligations thereunder will comply with applicable law and with each requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and will not result in a default under or a breach of any agreement or instrument then binding upon the Company.

In connection with our opinion set forth in paragraphs (1) through (5) above, we have assumed with respect to each particular Security that the inclusion of any

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alternative or additional terms in such Security that are not currently specified in the draft forms of Securities examined by us would not require the Company to obtain any regulatory consent, authorization or approval or make any regulatory filing in order for the Company to issue, sell and deliver such Security.

In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement or any related prospectus or other offering material relating to the offer and sale of the Securities.

The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. In rendering the foregoing opinion, we have assumed, without independent verification, that the Company has been duly formed and is an existing company in good standing under the laws of the State of Michigan, that each Security and each governing document under which the Securities are to be issued was or will be duly authorized in accordance with the laws of the State of Michigan, duly executed and delivered by the Company insofar as the laws of the State of Michigan are concerned and that all corporate action by the Company related to the Securities was or will be duly authorized as a matter of the laws of the State of Michigan. With respect to all matters of Michigan law, we note that you have received the opinion, dated the date hereof, of Warner Norcross + Judd LLP.

In rendering the foregoing opinion, we are expressing no opinion as to Federal or state laws relating to fraudulent transfers.

We have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed that the Securities and the governing documents under which the Securities are to be issued will have been duly authorized, executed and delivered by all parties thereto other than the Company and that the signatures on documents examined by us are genuine. We have further assumed that the issuance or delivery by the Company of any securities other than the Securities, or of any property, upon exercise or otherwise pursuant to the terms of the Securities will be effected so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of Securities” in the prospectus contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ SULLIVAN & CROMWELL LLP